Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hauppauge Digital  Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138324) and Form S-8 (No. 333-25947, 333-88413, 333-46906, 333-46910, 333-109065, 333-115368, 333-139329, and 333-139327) of our report dated December 29, 2010, relating to the consolidated financial statements of Hauppauge Digital, Inc. which appears in this Form 10-K for the year ended September 30, 2010.

/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York
December 29, 2010